REVOLVING LOAN AND SECURITY AGREEMENT

THIS REVOLVING LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of August 14, 2023 by and among, Flotek Industries, Inc., a Delaware corporation ("Parent"), Flotek Chemistry, LLC, an Oklahoma limited liability company ("F-Chem"), and JP3 Measurement, LLC a Texas limited liability company ("JP3") (together with their respective successors and assigns, individually and collectively, "Borrower") and Amerisource Funding, Inc., a Texas corporation (together with its successors and assigns, "Amerisource"), as lender (each a "Party" and, collectively herein, the "Parties").

RECITALS

WHEREAS, the Borrower has asked Amerisource to make advances to the Borrower in an aggregate principal amount outstanding at any time not to exceed TEN MILLION DOLLARS ($10,000,000.00) as may be reviewed from time to time as necessary based on growth and working capital needs of Borrower (the "Revolving Credit Facility Account Limit"); and

WHEREAS, Amerisource is willing, on the terms and subject to the conditions set forth in this Agreement and the other Credit Documents, to make advances to the Borrower;

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I. DEFINITIONS

Section 1.01 Defined Terms. All capitalized terms not otherwise defined below or herein shall have the meaning set forth in the Uniform Commercial Code. The following capitalized terms shall have the following meanings:

(a) "Advance Rate" –Shall be the amount under each respective Sub-Limit of the Revolving Credit Facility Account Limit against which the Borrower may borrow.

(b) "Availability" – A calculation on a Borrowing Base Report which reflects the current amount of funds which are available for the Borrower to draw under the Credit Facility at a given point in time.

(c) "Closing" – The date of the date of any initial funding under the Credit Facility.

(d) "Credit Documents" – This Agreement, any or all related note(s), the UCC-1 or any other form of security agreement, Guaranty Agreement (if any), and each and every other document or instrument executed or delivered, or to be executed or delivered, by the Borrower and/or Guarantor (if any) in connection herewith, in each case as amended and/or restated from time to time.

(e) "Credit Facility" – the relationship between Borrower and Amerisource that allows for Borrower to receive funds advance by Amerisource, repay those funds and receive additional advances as defined by the Credit Documents.

(f) "Borrowing Base Report" – A report prepared or modified by Amerisource on not less than a monthly basis, detailing Availability at a given point in time, the form of which shall be provided

and modified by Amerisource from time to time in its sole discretion, a sample of which appears in Exhibit "A".

(g) "Disbursement Date" – A Day on which Amerisource makes an advance to the Borrower.

(h) "Guarantor" – [Reserved].

(i) "Guaranty Agreement" – Any guaranty agreement (whether one or more) executed by Guarantor, if any, in connection with the Obligations.

(j) "Material Adverse Change" – The occurrence, as determined by Amerisource in its reasonable credit and business judgment, of any material adverse change in (i) the rights and remedies of Amerisource under any Credit Document or the ability of Amerisource to exercise such rights and remedies, and (ii) the ability of the Borrower and/or Guarantor to perform either or both of their respective obligations under any Credit Document.

(k) "Obligations" – Any and all present or future obligations, liabilities or indebtedness of Borrower to Amerisource arising hereunder or otherwise, of any and every kind and nature, however created, arising or evidenced and howsoever owned, held or acquired, direct or indirect and whether arising or existing under written or oral agreement or by operation of law, and including all future advances made by Amerisource for the potential protection of Amerisource's rights and interest in the Collateral, to pay or discharge existing or potential liens, levies or other claims against the Collateral, and whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower is a Debtor, and all costs and expenses, including without limitation reasonable attorney's fees, incurred by Amerisource in connection with or arising out of the administration, protection, enforcement or collection of the Obligations or disposition, liquidation or realization of the Collateral, and expenses incurred in answering general legal issues involving Borrower.

(l) "Revolving Credit Facility Maximum"- TEN MILLION DOLLARS ($10,000,000) as may be reviewed from time to time as necessary based on growth and working capital needs of Borrower, and as may be increased pursuant to Section 2.08. The Revolving Credit Facility Maximum shall include the Accounts Receivable Sub-Limit, and the Revolving Inventory Sub-Limit.

(i) "Revolving Accounts Receivable Sub-Limit"- The Revolving Credit Facility Maximum shall include availability under the Borrowing Base Report against Eligible Account Receivables of the client at an Advance Rate of up to EIGHTY-FIVE PERCENT (85%) but not to exceed the Revolving Credit Facility Maximum. The eligibility of Account Receivable shall be determined at Amerisource's discretion based on current reporting requirements.

(ii) "Revolving Inventory Sub-Limit"- The Revolving Credit Facility Maximum shall include availability against eligible Inventory up to SIXTY PERCENT (60%) of the value of the Eligible Inventory subject to a sub-limit not to exceed ONE HUNDRED PERCENT (100%) of the Revolving Accounts Receivable Sub-Limit. The eligibility of Inventory shall be determined at Amerisource's discretion and Amerisource may require Inventory verification by any reasonable means including periodic reporting, filed exam or auditing. The Maximum Inventory Sub-Limit may be reviewed and amended by Amerisource from time to time as necessary to accommodate Client's growth in working capital needs.

(m) "Request for Funds" – The periodic request by Borrower for withdrawals, advances and disbursements of money from Amerisource under the Credit Facility that also affirms the Borrowing Base, outstanding Obligations and current Availability under the Credit Facility at

that time of the request and which requested amount shall not exceed the Availability under the Credit Facility.

Article II. CREDIT FACILITY TERMS

Section 2.01 Revolving Line of Credit. On the terms and subject to the conditions contained in this Agreement and upon the condition that no Event of Default exists as of the date Borrower makes a Request for Funds, Amerisource may advance funds to the Borrower under the Credit Facility in amounts not to exceed the Availability and such advanced amounts shall constitute Obligations under this Agreement.

Section 2.02 Borrowing Base Report and Procedure. Borrower's withdrawals, advances and disbursements under the Credit Facility shall be governed by a Borrowing Base Report to be prepared or modified by Amerisource on not less than a monthly basis (or from time to time in its sole discretion), a sample of which appears in Exhibit "A". Each Borrowing Base Report shall set forth a calculation of Borrower's Availability under the Credit Facility based on eligible Collateral as more fully defined below:

(a) "Eligible Accounts Receivable" – Accounts owing to the Borrower arising from the sale of goods and/or performance of services by Borrower in the ordinary course of its business, excluding (i) Accounts over ninety (90) days from original invoice date, (ii) Accounts being disputed by the Account Debtor obligated thereon, Amerisource being under no obligation to determine the bona fides of such dispute, (iii) Accounts representing bill-and-hold, guaranteed sale, consignment sale, sale-or-return, COD, or sale on any other repurchase or return basis, (iv) Accounts with existing or potential contra or offsetting balances owing, (v) any Account for which Borrower has breached its obligations hereunder, (vi) any Account owing from an Account Debtor which in Amerisource's reasonable credit judgment has become insolvent, (vii) any Accounts owing from an Account Debtor in excess of the credit limit established by Amerisource for such Account Debtor, (viii) Accounts owing by an Account Debtor in excess of TWENTY-FIVE PERCENT (25%) of Borrower's total Eligible Accounts Receivable outstanding (the "Concentration Limit"); provided, however, the Concentration Limit may be increased up to FORTY PERCENT (40%) of Borrower's total Eligible Accounts Receivable outstanding for select account debtors at the sole discretion of Amerisource based upon confirmation/verification, acknowledged Dominion of Funds and any other item(s) that may be required by Amerisource, (ix) all or any Accounts upon the occurrence of an Event of Default or upon the termination date of this Agreement, (x) Accounts owing by entities related to Borrower by common ownership or control; provided, however, that Accounts owing by Profrac Services, LLC shall be eligible up to a concentration limit of fifteen percent (15%) of Borrower's total Eligible Accounts Receivable outstanding which concentration limit may be considered for an increase with a Written No Offset letter at Amerisource's sole discretion , (xi) Accounts owing by Account Debtors domiciled outside of the United States of America or Canada, (xii) all Accounts owing by a given Account Debtor if at least 15% of such Account Debtor's outstanding Accounts are deemed ineligible or impaired by Amerisource, and (xiii) other Accounts or amounts which Amerisource determines from time to time in its sole credit or business judgment.

(b) "Eligible Inventory"- Inventory of the Borrower under its control in the United States, including raw materials and finished goods but excluding work in progress, that Amerisource, in its sole credit judgement deems to be worthy of credit extension. The value of Eligible Inventory shall be determined by Amerisource by taking into consideration, amount other factors, the lower of its cost and its book value determined in accordance with GAAP. Without limiting the generality of the foregoing, Eligible Inventory shall exclude (i) Inventory located on leaseholds unless a rent reserve has been established of a landlord lien waiver has been obtained, (ii) obsolete Inventory or Inventory that is slow-moving, shopworn or not immediately usable, (iii) promotional, marketing packing or shipping materials, (iv) replacement parts, supplies, samples,

prototypes, display items, (v) Inventory not on a perpetual schedule, (vii) Inventory in which Amerisource ceases to have a perfected first priority security interest or (viii) Inventory of any kind or nature once the value on Inventory exceeds the Revolving Accounts Receivable Sub-Limit. Amerisource may assign modifiers based on any of these criteria in calculating or classifying the amounts determined to be Eligible Inventory.

(c) Request for Funds. Borrower may submit a Request for Funds each day for an amount not to exceed the Availability amount reflected on that day's Borrowing Base Report.

(d) Sales Reporting. Borrower shall submit to Amerisource each weekly a sales ledger in electronic format, which shall be a complete and accurate detailed listing of all sales completed by the Borrower for the preceding week. All Invoices listed on each weekly sales ledger shall represent invoices billed in accordance with Generally Accepted Accounting Principles ("GAAP") for goods delivered or services rendered and completed by Borrower for such day.

(e) Maintenance of Account and Dominion of Funds. Amerisource requires dominion of funds, and Parent shall maintain its primary operating and remittance account with PNC Bank or another institution approved by Amerisource, into which the proceeds of all advances will be disbursed. Borrower shall direct all payments from its Account Debtors to the PNC Bank remittance account of Parent controlled by a Deposit Account Control Agreement in favor of Amerisource ("Blocked Account"). Upon mutual agreement between the parties or at Amerisource's discretion after an Event of Default has occurred and is continuing, Amerisource may send notice of assignment letters to all Account Debtors on Borrower's letterhead affirming Blocked Account payment instructions. Payments received by Amerisource, whether such payments are received at a Lockbox, a Blocked Account, forwarded to Amerisource by Borrower, or otherwise, shall be applied to reduce the Borrower's outstanding Obligations to Amerisource subject to three days for funds to clear. Borrower shall provide to Amerisource viewing rights to all bank accounts maintained by Borrower. Any and all charges and expenses relating to a Blocked Account shall be for Borrower's account.

Section 2.03 Terms and Evidence of Debt.

(a) Closing Fee: {Provision Intentionally Left blank}

(b) Collateral Management Fee: The Borrower shall pay to Amerisource a collateral management fee of ONE TENTHS' PERCENT (0.10%) to be assessed monthly on the average daily balance under the Revolving Credit Facility Account Limit.

(c) Commitment Fee: The Borrower shall pay to Amerisource an annual fee equal to ONE PERCENT (1.00%) of the Revolving Credit Facility Account Limit. The initial Commitment Fee is payable one half (50%) at the time of Amerisource's approval and commitment to Borrower and one half (50%) at the Closing of the facility and, thereafter, on each anniversary of the Closing.

(d) Interest Rate: The Borrower shall pay to Amerisource on a monthly basis an interest rate equal to the prime rate plus TWO AND A HALF PERCENT (2.500%) per annum, to be calculated and charged monthly by Amerisource based upon the average outstanding balance of all funds employed for all Obligations. The prime rate of interest shall be determined and updated as published from time to time in the Wall Street Journal, but in no event shall be less than 5.50% per annum (the "Floor").

(e) Non-Usage Fee: A fee of TWENTY-FIVE TENTHS' PERCENT (0.250%) will be assessed quarterly on the difference between the Borrower's average daily outstanding loan balance and the Revolving Credit Facility Account Limit.

(f) The Borrower's obligation to pay the principal of, and interest on, all the Loans made by Lender shall be evidenced by a promissory note duly executed and delivered by the Borrower in form and detail acceptable to Amerisource (as may be amended, restated, or otherwise modified from time to time, the "Note"). The initial Note is attached as Exhibit "B" attached hereto and incorporated herein for all purposes.

(g) Amerisource's calculation concerning any amount owed by the Borrower to Amerisource hereunder as notified in writing by Amerisource to the Borrower shall be deemed to constitute the true and accurate amount owed, and shall be binding on the Borrower absent manifest error.

(h) Notwithstanding the commitment in Section 2.02 (a) at no time shall the aggregate of all outstanding amounts exceed the Revolving Credit Facility Account Limit. Any amounts outstanding in excess of the Availability under the Borrowing Base Report shall be repaid to Amerisource by Borrower as provided in Section 5.01(d); provided, however, that Borrower shall pay Amerisource on demand a per diem penalty of Two Tenths Percent (0.20%) of the amount outstanding in excess of the Total Availability (Item #26 in Exhibit 'A') until such time as all outstanding amounts are equal to or less than the Total Availability (Item #26 in Exhibit 'A').

Section 2.04 Maturity. This term of this Agreement shall expire twenty-four (24) months from the date of Closing (the "Maturity Date"). Borrower may terminate this Agreement by giving Amerisource at least sixty (60) days written notice of termination prior to each Maturity Date. Otherwise, the Maturity Date shall be automatically extended for an additional twenty-four (24) months from the most recent Maturity Date. Upon termination, Borrower shall pay the Obligations to Amerisource. In the event of termination of this Agreement prior to a maturity date, an Early Termination Fee equal to TWO AND ONE-HALF PERCENT (2.500%) of the Revolving Credit Facility Account Limit shall apply if there are more than twelve months remaining until a Maturity Date and if less than twelve (12) months are remaining an Early Termination Fee equal to ONE AND ONE-HALF PERCENT (1.50%) of the Revolving Credit Facility Account Limit shall apply. Upon termination of this Agreement, Amerisource may retain amounts (i) sufficient to cover any Obligations that were either known or unknown to Amerisource at the time of termination, and (ii) until Borrower has executed and delivered to Amerisource a general indemnity and mutual release in a form acceptable to Amerisource.

Section 2.05 Security Interest. As collateral securing the Obligations, Borrower grants and assigns to Amerisource a continuing security interest in and to all of its now owned and hereafter acquired personal property and fixtures, and all direct and indirect proceeds thereof (including proceeds of proceeds), including without limitation Accounts, Chattel Paper, Goods (including Inventory), Instruments, Investment Property, Documents, General Intangibles, monies, deposit accounts, claims and credit balances, and all Intellectual Property (including Trademarks, Patents and Copyrights, Licenses, Brands), Goodwill, tax refunds, Judgments, claims under Chapter 5 of the Bankruptcy Code, and all other property (real, personal, tangible, intangible, or any combination thereof, , together with a deed of trust, mortgage, assignment of rents, security pledge of other documents securing the property (the "Collateral").

Section 2.06 Setoff and Recoupment. Amerisource is hereby authorized at any time and to the fullest extent permitted by law, without notice to the Borrower or Guarantor (any such notice being expressly waived by the Borrower and Guarantor), to setoff, recoup, and apply any and all deposits or other indebtedness at any time owing by Amerisource or subsidiaries to or for the Borrower's or Guarantor's credit or account against any and all of their respective obligations now or hereafter existing under this Agreement, or any other Credit Document, irrespective of whether or not Amerisource has made any

demand under this Agreement, or any other Credit Document, and although such obligations may be unmatured. Amerisource's rights under this Section 2.07 are in addition to other rights and remedies (including other rights of setoff) which Amerisource may have.

Section 2.07 Authorization to Amerisource. Borrower hereby irrevocably authorizes Amerisource at Borrower's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Amerisource or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Amerisource or Borrower, all steps, actions, suits or proceedings deemed by Amerisource necessary or desirable to effect collection of or other realization upon the Accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any account debtor or other obligor (including filing of any public record releasing any lien or security interest granted to Borrower by such account debtor), without affecting any of the Obligations, (e) pay or withhold any sums necessary to discharge any lien, security interest or encumbrance which is senior to, may become senior to, or impairs Amerisource's security interest in the Collateral, or for any past due taxes of the Borrower, which sums shall be included as Obligations hereunder, (f) in order to complete funding transfers or disbursements, or to satisfy any of the Obligations, initiate electronic debit or credit entries through the Automated Clearinghouse system to any deposit account maintained by Borrower wherever located, (g) file in the name of Borrower or Amerisource, or both, mechanic's or materialman's liens or related notices, or claims under any payment bond, in connection with goods or services sold by Borrower in connection with the improvement of realty, (h) notify any Account Debtor obligated with respect to any Account that the underlying Account has been assigned to Amerisource by Borrower and that payment thereof is to be made to Amerisource, and (i) audit, confirm or verify the amount and validity of any Account created by Borrower.

Section 2.08 Increase of Revolving Credit Facility Maximum. After Closing the Revolving Credit Facility Maximum is subject to increase upon receipt of an appraisal and finalization of legal documentation satisfactory to Amerisource, and when increased shall include as available under the Borrowing Base Report, eligible pledged real estate of Borrower in an amount of up to FIFTY-PERCENT (50%) of the current appraised value, but not to exceed FIVE MILLION DOLLARS ($5,000,000).

Article III. COVENANTS

Section 3.01 Covenants. So long as any Obligation by the Borrower to Amerisource hereunder remains outstanding:

Section 3.02 Borrower shall not permit its Tangible Net Worth (defined as Parent and its subsidiaries' consolidated total equity reported on its financial statements in accordance with GAAP, less intangible assets, plus any indebtedness subordinated to Amerisource in a format acceptable to Amerisource in its sole discretion) to fall below ELEVEN MILLION DOLLARS ($11,000,000.00).

Section 3.03 Borrower shall deliver to Amerisource such documentation as may be requested by Amerisource from time to time, including but not limited to: (i) a weekly sales ledger in electronic format by 10:00 am Central time on Tuesday for the previous week; (ii) monthly internally-prepared financial statements for Parent and its subsidiaries on a consolidated basis, Borrower's accounts receivable aging and accounts payable aging, and Borrower's inventory reports in a form satisfactory of Amerisource, to be delivered to Amerisource within 30 days of month-end; (iii) quarterly 941 payroll tax filings and proof of payment; (iv) annual CPA-prepared (reviewed or audited) financial statements, federal 1120 tax return; (v) annual proof of payment of real estate taxes; (vi) insurance certificate listing Amerisource as loss payee;

(vii) consolidated financial statements of Parent and its subsidiaries, to be delivered to Amerisource within 90 days of year-end (which delivery may occur by publicly filing its annual financial statements with the U.S. Securities and Exchange Commission (the "SEC"); (viii) annual environmental reports satisfactory to Amerisource; and (ix) any other report or documentation reasonably requested by Amerisource.

Section 3.04 Borrower shall notify Amerisource promptly of any Accounts which have been disputed by any Account Debtor, the rejection of goods or services by any Account Debtor, delays in delivery of goods, non-performance of contracts or services, and of any assertion or threatened assertion of any claims, offsets or counterclaims by Account Debtors, and, if requested by Amerisource, will settle all disputes concerning its Account, at Borrower's sole cost and expense. Borrower shall advise Amerisource in writing if it reschedules or extends the due date of any amounts owing from its account debtors. After written notice by Amerisource to Borrower, and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Amerisource in each instance, (i) grant any extension of time for payment of any of the Accounts, (ii) compromise or settle any of the Accounts for less than the full amount thereof, (iii) release in whole or in part any Account Debtor, or (iv) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

Section 3.05 From time to time as requested by Amerisource, at the sole expense of Borrower, Amerisource or its designees shall have access, during reasonable business hours if prior to an Event of Default and at any time if after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Borrower's books and records, and Borrower shall permit Amerisource or its designees to make copies of such books and records or extracts therefrom as Amerisource may request.

Section 3.06 Borrower shall pay when due all payroll and other taxes, and shall provide proof thereof to Amerisource in such form as Amerisource shall reasonably require.

Section 3.07 Borrower shall not create, incur, assume or permit to exist any lien or security interest upon or with respect to any Collateral now owned or hereafter acquired by Borrower, other than liens or security interests arising in the ordinary course of business (i) not in connection with the borrowing of money, or (ii) by operation of applicable laws with respect to any liability that is not yet due or delinquent or is being contested in good faith by Borrower.

Section 3.08 In compliance with Amerisource's requirement for dominion of funds, Borrower shall direct all payments for Borrower's Accounts to an Amerisource Lockbox or Blocked Account. Amerisource and its representatives shall have an irrevocable power of attorney coupled with an interest to endorse any checks or items, in Borrower's name, delivered or required to be delivered to a Lockbox or Blocked Account. Payments received by Amerisource in a Lockbox or Blocked Account shall constitute payment on the Obligations when so applied by Amerisource as provided above. Amerisource shall have no duty as to the collection or protection of checks or instruments or the proceeds thereof, or as to the preservation of any rights pertaining thereto, beyond avoiding gross negligence or fraud in the custody and preservation of items in the possession of Amerisource. If, notwithstanding Borrower instructions to an Account Debtor, Borrower receives payments directly from an Account Debtor, Borrower agrees not to commingle such remittances with any of its other funds or property, and will hold the funds separate and apart from its own funds or property, in trust for Amerisource, and immediately forward the same to the Lockbox or deposit it in a Blocked Account. Borrower shall pay to Amerisource fifteen percent (15%) of the amount of any Account payment received by Borrower and not delivered in kind to Amerisource or remitted to the Lockbox or Blocked Account within three banking days following the date of receipt by Borrower. Borrower shall grant access to Amerisource, on or before the date of Closing and so long as any Obligations remain outstanding under this Agreement, viewing access to all bank accounts maintained by the Borrower.

Section 3.09 Borrower shall protect, indemnify, defend and hold harmless Amerisource and its directors, officers, employees, agents and any affiliate thereof (individually and collectively, the "Indemnitees") from and against any and all liabilities, direct damages, costs and expenses of any kind or nature and from any and all suits, claims or demands (including, without limitation, for reasonable attorneys' fees and other expenses) incurred or suffered by Indemnitees, arising out of, in connection with or relating to this Agreement, or any other Credit Documents, except to the extent arising from the gross negligence or willful misconduct of the Indemnitees.

Section 3.10 Borrower shall indemnify Amerisource from any loss arising out of the assertion of any claim that any payment received by Amerisource from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute ("Avoidance Claim") or is alleged to have been paid to the wrong party. In the event of such Avoidance Claim, the indebtedness originally intended to be repaid thereby shall be automatically reinstated and shall be enforceable against Borrower, and Borrower shall be and remain liable to Amerisource to the same extent as if such amount had never originally been received by Amerisource. Borrower shall notify Amerisource within two business days of it becoming aware of the assertion of any Avoidance Claim. This indemnity shall include all legal fees and expenses incurred by Amerisource in defending any such Avoidance Claims. The obligations of the Borrower under this Section 3.10 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 3.11 [Reserved.]

Section 3.12 The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses, including reasonable attorney's fees and expenses, incurred by Amerisource in connection with the negotiation, preparation, execution, administration, modification and amendment of this Agreement or any other Credit Document, including fees for periodic field exams, banking fees, lien searches or other expenses, or the enforcement by Amerisource of any of the Borrower's obligations thereunder. Amerisource shall notify the Borrower of any out-of-pocket expense which is expected to exceed $10,000.

Section 3.13 Borrower shall not, without the prior written consent of Amerisource make any transfer of any nature or kind (i.e. loans, payments, distributions, dividends, transfer-in-kind) to any shareholder or member of Borrower, provided, however, that Borrower, as long as no Event of Default exists under the Agreement, may upon written notice to Amerisource, pay dividends or make distributions to its shareholders or members; provided, however, that, after giving effect to the payment of such distributions, in the aggregate amount, do not cause the Tangible Net Worth to fall below the Tangible Net Worth covenant in Section 3.0. Any amounts paid over the above amount shall be held for the benefit of Amerisource and shall be paid over to Amerisource on demand.

Section 3.14 Borrower shall not merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any party (other than mergers of a subsidiary into Borrower or any merger where Borrower is the surviving entity of such merger) except where the obligations hereunder are repaid in full concurrently with the closing of any merger.

Section 3.15 Cross-Default. If Borrower or Guarantor(s) are in default under any other loans or advances of credit (including guaranty agreements or factoring obligations) held by the Amerisource (each an "**Other Obligation**"), or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in this Agreement, the Note, any other Credit Document, or any other instrument relating to this Agreement or the Note, or should Amerisource conclude, in its sole discretion, that the prospect of payment of the Note, as modified by this Agreement, or of any Other Obligation, is impaired for any reason, then Amerisource, at its option, may declare the entirety of the Note, as modified by this Agreement, and any Other Obligation, together with all accrued but unpaid interest, immediately due and

payable without notice, demand or presentment, or notice of intent to accelerate to the Borrower or any other person or party, all of which are hereby waived. Amerisource's failure to or delay in exercise of said option will not constitute a wavier on the part of Amerisource of the right to exercise said option at any other time. Upon the occurrence of a default, Amerisource shall also have the right to exercise any and all other rights, remedies and recourses now or hereinafter existing in equity, at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing the Note, this Agreement and/or any Other Obligation.

Section 3.16 Cross-Collateralization. Except as may be limited or prohibited by applicable law, the Borrower, Guarantor(s), agree and acknowledge that the Credit Documents secure (a) the Note, as extended and/or modified, including interest, late charges, fees, expenses and other amounts as provided in the Note, the other Credit Documents and this Agreement, (b) all other debts, obligations and liabilities of the Borrower or Guarantor(s) to Amerisource of whatever kind or character, whether now existing or hereafter arising, secured or unsecured, direct or indirect, fixed or contingent, primary or secondary, joint or several, or both, including, without limitation, all present and future debts, obligations and liabilities of the Borrower or Guarantor(s) (i) as principal, surety, endorser, guarantor, accommodation party or otherwise, (ii) arising by operation of law or otherwise, (iii) as a member of any partnership, joint venture, company, firm, trust or other association, (iv) payable to or in favor of third parties and hereafter acquired by Amerisource with or without the knowledge, consent or insistence of the Borrower or Guarantor(s) or (v) relating to any services rendered by Amerisource for the benefit of the Borrower or Guarantor(s), including, without limitation, credit cards, treasury or cash management services all of which indebtedness is secured by the Credit Documents, and (c) all renewals, rearrangements, modifications and extensions of any of the foregoing.

Article IV. REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties. The Borrower represents and warrants to Amerisource as of the date hereof and affirms these representations and warrantees at the time of each Request for Funds as follows:

(a) Borrower is duly organized and fully authorized to enter into this Agreement and to perform hereunder.

(b) This Agreement constitutes its legal, valid and binding obligation.

(c) Borrower is solvent and in good standing in the State of its organization.

(d) The Borrower's Accounts are and will remain (i) bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Borrower's business, (ii) unconditionally owed and not subject to disputes, offsets, counterclaims, or rights of return or cancellation, (iii) not sales to any entity which is affiliated with Borrower or in any way not an "arm's length" transaction.

(e) Borrower has not rescheduled or extended the due date of any amounts owing by its Account Debtors during the past twelve (12) months from the date hereof.

(f) There is no litigation, arbitration, or governmental authority investigation, proceeding or action pending or threatened, affecting the Borrower which would, if adversely determined, singly or in the aggregate, result in a Material Adverse Change.

(g) Borrower has not received notice nor does Borrower have knowledge of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor.

(h) The most recent financial statements furnished by Borrower to Lender fairly present the assets, liabilities and financial condition and results of operations of Parent and its subsidiaries on a consolidated basis as of the date thereof in accordance with GAAP (except in the case of unaudited financial statements, the lack of footnotes and being subject to changes resulting from an audit and audit adjustments), and there are no omissions or other facts or circumstances which are or may be material. There has been no Material Adverse Change in the assets, liabilities or financial condition of Borrower since the date of such financial statements. Borrower has not guaranteed the obligations of any other party.

(i) No Material Adverse Change has occurred, and no Event of Default has occurred or is continuing.

(j) Borrower has not, during the preceding twenty four (24) months, used any other business location or been known as or used any other corporate or fictitious name, except as disclosed to Amerisource in writing.

(k) Survival of Warranties and Representations. Borrower covenants, warrants and represents to Amerisource that all representations and warranties of Borrower contained in this Agreement and the other Credit Documents shall survive the transactions related thereto. Borrower and Amerisource expressly agree that any misrepresentation or breach of any warranty whatsoever contained in this Agreement or any other Credit Documents shall be deemed material.

Article V. DEFAULT

Section 5.01 Events of Default. Any of the following events will constitute an Event of Default hereunder:

(a) The Borrower fails to maintain the financial covenant set forth in Section 3.02 of this Agreement and such failure is not cured within ten (10) business days following the Borrower's receipt of notice from Amerisource specifying such failure in reasonable detail;

(b) Any representation or warranty made by the Borrower hereunder or under any other Credit Document shall prove to have been incorrect in any material respect when made;

(c) Any statement, report, financial statement or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Amerisource is not true and correct, in any material respect;

(d) The aggregate Obligations outstanding shall exceed the Availability, unless the Borrower shall, within three (3) business day after receipt of notice of such excess from Amerisource, pay to Amerisource in good funds, the amount of such excess;

(e) Borrower or any Guarantor of all or any part of the Obligations becomes subject to any debtor-relief proceedings;

(f) A default shall occur under the Credit Document or under any other material agreement filed as an exhibit by Parent in its publicly available SEC filings (subject to any right to cure therein), other than this Agreement, to which Borrower and/or Guarantor is a party;

(g) The death of any Guarantor, or the failure of any Guarantor to perform or observe any of such Guarantor's obligations to Amerisource, or a Guarantor's notification to Amerisource of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever;

(h) Any Credit Document (i) is determined to be invalid or unenforceable for any reason, (ii) the Borrower repudiates or threatens to repudiate any Credit Document to which it is a party or any of its obligations thereunder or (iii) the Borrower contests the validity or enforceability of any Credit Document to which it is a party;

(i) Any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, the "Exchange Act"), but excluding ProFrac Holding Corp. and its subsidiaries and affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 20% of more of the capital stock of Parent entitled to vote for members of the board of directors of Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(j) The Collateral or any other assets of Borrower or any Guarantor shall be attached, seized, levied upon, or subjected to a writ or distress warrant; or

(k) The occurrence of any Material Adverse Change in the business operations and condition, financial or otherwise, of Borrower or any Guarantor.

In any such event, the aggregate outstanding Obligations, together with all accrued but unpaid interest thereon and all other amounts owed by the Borrower hereunder or under any other Credit Document, shall automatically become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and Guarantor; and Amerisource's commitment to make advances hereunder shall automatically terminate, without presentment, demand, protest or notice of any kind.

Section 5.02 Waiver of Notice. Borrower waives any requirement that Amerisource inform Borrower by affirmative act or otherwise of any Event of Default hereunder. Further, Amerisource's failure to charge or accrue interest or fees at any "Penalty", "Default", or "Past Due" rate shall not be deemed a waiver by Amerisource of its claim thereto.

Section 5.03 Remedies. Upon an Event of Default that is continuing or uncured, in addition to any rights or remedies Amerisource has under this Agreement or applicable law which shall be cumulative and exclusive, Amerisource may: (i) immediately terminate this Agreement without notice, at which time all Obligations shall immediately become due and payable without notice or demand, notwithstanding the maturity date; (ii) charge the default interest rate equal to the greater of eighteen percent (18%) per annum or the maximum rate allowable by law on all Obligations until such Obligations are paid in full or until such time as Amerisource confirms the default has been cured; (iii) enter any premises of Borrower where the books, records and Collateral of Borrower may be kept and remove the same for such time as Amerisource may desire in order to protect, collect and liquidate the Collateral. All expenses relating thereto, including moving expenses, the leasing of additional facilities and the hiring of security guards shall be borne by Borrower. Upon request by Amerisource, Borrower shall assemble the Collateral and make it available to Amerisource at a time and place to be designated by Amerisource which is reasonably convenient to Amerisource and Borrower; Borrower shall fully cooperate with all of Amerisource's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Amerisource may direct. Borrower agrees that Amerisource has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any party. In addition to any and all other remedies available to Amerisource, herein, in the event Borrower shall not deliver the documentation required in Section 3.03 in the time required, Borrower shall pay Amerisource on demand a per diem penalty of five hundred dollars ($500).

Section 5.04 Right of Injunction. Borrower and Guarantor acknowledge that upon the occurrence of an Event of Default, no remedy at law will provide adequate relief to Amerisource; therefore, Borrower and Guarantor agree that Amerisource shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages, it being acknowledged that the nature of Borrower's business dictates such relief is necessary in order to preserve the Collateral and rights of Amerisource.

Article VI. MISCELLANEOUS

Section 6.01 Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.02 Notice. All notices to Amerisource hereunder shall be deemed given upon actual receipt by a responsible officer of Amerisource.

Section 6.03 Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Amerisource may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Amerisource of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Amerisource hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Amerisource would otherwise have. Any waiver, permit, consent or approval by Amerisource of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

Section 6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, Guarantors, and Amerisource and their respective successors and assigns. Amerisource may sell, assign or otherwise transfer all or any portion of its right, title and interest in, and its obligations under, this Agreement and the other Credit Documents to any party. In connection therewith, the Borrower shall execute and deliver such documents, instruments and agreements as Amerisource may reasonably request to effect such sale, assignment or transfer. Borrower may not sell, assign, transfer, or pledge its rights or obligations hereunder without the prior written consent of Amerisource.

Section 6.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page of this Agreement by facsimile, email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the liability, enforcement, or binding effect of this Agreement.

Section 6.06 Imaged Documents. Borrower, Guarantor, and all sureties, endorsers, guarantors, and any other party now or hereafter liable for the payment of the Obligations, in whole or in part, (i) understand and agree that Amerisource's document retention policy may involve the imaging of executed documents, which includes but is not limited to any note, guaranty, deed of trust, security agreement, assignment, financing statement and any other document which evidences any indebtedness owed by Borrower or

Guarantors to Amerisource, and the destruction of the paper original, including the original note, and (ii) waive any rights and/or defenses that it may have to the use of such imaged copies of documents in the enforcement of any of Amerisource's rights in a court of law or otherwise and/or as to any claim that such imaged copies of the documents are not originals.

Section 6.07 Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 6.08 Joinder of Guarantor. By each Guarantor's signature below, each Guarantor, individually, (a) joins herein and confirms that the warranties and representations made herein are true and correct; (b) agrees to cause Borrower to maintain compliance with all covenants mandated herein; (c) agrees that any certificate, request for advance or other similar document now or hereafter given to Amerisource by anyone on behalf of Borrower shall be true and correct; (d) shall be liable for any damage or loss suffered by Amerisource as a result of the falsity of any such warranty or representation in any respect, or the noncompliance with any such covenant, including the payment of the Obligations.

Section 6.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflict of law principles thereof.

Section 6.10 Waiver of Jury Trial. Dispute Resolution Provisions: Any action arising out of or relating to this Agreement shall be resolved as follows:

(a) Such action shall be settled by binding arbitration in Houston, Texas in accordance with the then current commercial arbitration rules and mediation procedures and the optional appellate arbitration rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding subject to any limits set forth herein.

(b) Such arbitration shall be conducted by a single, independent arbitrator or, if the parties are unable to agree on such arbitrator, each party shall appoint a single, independent arbitrator who must collectively agree on a third party, independent arbitrator to serve as arbitrator hereunder. For clarity, the arbitrator can be either judicial or non-judicial, depending on the nature of the dispute (*i.e.*, if the dispute is technical in nature, the Parties may elect to agree upon an arbitrator who possesses a relevant technical background).

(c) The arbitrator may rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including reasonable attorneys' fees and costs, to the extent and upon the grounds available for such in the United States District Courts for the district in which the arbitration is taking place.

(d) The decision of the arbitrator (the "Award") as to any action (including the validity and amount of any action) shall be final, binding, and conclusive upon the Parties. such award shall be written and shall be supported by written findings of facts and conclusions. Any payment required by the award shall be made within seven (7) days of issuance of an award.

(e) The Parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgment of the powers of the arbitrator.

(f) The Parties agree, and agree to direct the arbitrator, that the arbitration will be kept confidential and that the existence of the proceeding and any proceedings therein, including without limitation any pleadings, briefs or other documents, any testimony or other oral submissions and any award, will not be disclosed beyond the arbitrator or arbitration tribunal, the Parties, their counsel and any party (including witnesses, if any) involved in the conduct of the proceeding, except (i) in any legal proceeding concerning the arbitration, including without limitation any proceeding to compel or to stay arbitration or otherwise in aid of arbitration, to vacate, modify or confirm an award, or to enforce an award or any judgment based upon an award, (ii) to the tax, legal, financial or other professional advisors of such party who are obligated to keep such information confidential, or (iii) as may be required by law.

(g) Borrower shall be responsible for all costs and expenses (including legal expenses and reasonable attorney's fees) of any such arbitration.

Section 6.11 Consent to Venue; Jurisdiction: To the extent required for enforcement of the prior provisions above or to the extent that any arbitration provisions shall be ruled unenforceable and the resolution of a dispute shall require submission to a court, the Parties agree that any suit, action or other proceeding relating to this agreement or a guaranty, the Parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, at Amerisource's sole option, be instituted in either the Circuit Court of Harris County, Texas, or in the United States District Court for the Southern District of Texas, at the option of Amerisource. Borrower and Guarantors hereby irrevocably submit to the venue and jurisdiction of such courts and waive any and all objections to jurisdiction or venue that it may have under the laws of the State of Texas or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Amerisource as a consequence of such proceeding having been commenced in such forum.

Section 6.12 Waiver of Jury Trial: Borrower and Guarantors do each knowingly and voluntarily and intelligently waive their constitutional right to a trial by jury with respect to any claim, dispute, conflict or contention, if any, as may arise under this Agreement or under the related Credit Documents and agree that any litigation between the Parties concerning this Agreement and the Credit Documents shall be heard by a court of competent jurisdiction sitting without a jury. Borrower and Guarantors hereby confirm to Amerisource that they have reviewed the effect of this waiver of jury trial with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to signing this agreement and the collateral documents and each acknowledge and agree that Amerisource is relying upon this waiver in entering into this agreement and providing advances to the Borrower.

Section 6.13 Waiver of Special Damages. The Borrower and Guarantors waive, to the maximum extent not prohibited by law, any right the Borrower and/or Guarantor may have to claim or recover from Amerisource in any legal action or proceeding any special, exemplary, punitive, or consequential damages.

Section 6.14 Entire Agreement. This agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Amerisource or any third party to induce Borrower to execute this agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

FLOTEK CHEMISTRY, LLC

By: ______________________
(Signature)

Bond Clement, Chief Financial Officer
(Printed Name and Title)

JP3 MEASUREMENT, LLC

By: ______________________
(Signature)

Bond Clement, Chief Financial Officer
(Printed Name and Title)

FLOTEK INDUSTRIES, INC.

By: ______________________
(Signature)

Bond Clement, Chief Financial Officer
(Printed Name and Title)

AMERISOURCE:

AMERISOURCE FUNDING, INC.,

By: ______________________
(Signature)

JOSEPH L. PAGE, EVP & General Counsel
(Printed Name and Title)

EXHIBIT A: BORROWING BASE REPORT

FLOTEK CHEMISTRY, LLC
JP3 MEASUREMENTS, LLC
FLOTEK INDUSTRIES, INC.

1)	Total A/R Ledger Balance		
2)	Plus: Addback All Credits		
3)	Total Invoice Balance A/R Outstanding		
4)	Less: Over 90 Invoice Balance		
5)	Less: Dilutive Credits		
6)	Total A/R Outstanding < 90 Days		
7)	Ineligible A/R:		
8)	Less: Miscellaneous Ineligibles		
9)	Less: Cross-Age Exclusions		
10)	Less: Specific Account Debtor OCLs		
11)	Less: Concentration Cap Exclusions		
12)	Total Eligible A/R		
13)	A/R Availability at 85% Advance Rate		

INVENTORY

14)	Total Inventory Ledger Balance		
15)	Ineligible:		
16)	Less: WIP		
17)	Less: Miscellaneous		
18)	Total Eligible Inventory		
19)	Inventory Sublimit		
20)	Advance Rate on Total Eligible Inventory (Line 18)	60%	
21)	Inventory Cap relative to A/R Availability (Line 13)	100%	
22)	Inventory Availability (lesser of lines 20 & 21)		

OPTIONAL REAL ESTATE

23)	Appraised value of Pledged Real Estate		
24)	Real Estate Availability	50%	
25)	Maximum Real Estate Availability	5,000,000	

TOTAL AVAILABILITY

26)	Total Availability (Lines 13, 22 & 24)		
27)	Reserves and Loan Balance		
28)	Less: Amounts Currently Outstanding		
29)	Final Availability		

EXHIBIT B
PROMISSORY NOTE
(Revolving Line of Credit)

TEN MILLION DOLLARS ($10,000,000.00) **Date: August 14, 2023**

FOR VALUE RECEIVED, the undersigned, **Flotek Industries, Inc., Flotek Chemistry, LLC and JP3 Measurement, LLC** together with its successors and assigns (the **"*Borrower*"**, whether one or more, and if more than one, jointly and severally) promises to pay to the order of AMERISOURCE FUNDING, INC ("***Amerisource***", together with any and all subsequent owners and holders of this Note) at its offices at 7225 Langtry Street, Houston, Texas 77040, or such other place as Amerisource shall designate in writing to Borrower the principal sum of TEN MILLION DOLLARS ($10,000,000) or the principal amount of all Loans made by Amerisource from time to time pursuant to that certain REVOLVING LOAN AND SECURITY AGREEMENT dated as of the date hereof by and among Borrower and Amerisource (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the **"*Loan Agreement*"**). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement.

The unpaid principal amount of this Revolving Line of Credit Promissory Note (this "***Note***") from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement and shall bear interest as provided in the Loan Agreement. All payments of principal and interest on this Note shall be payable to Amerisource or any other holder of this Note in lawful currency of the United States of America in immediately available funds in the manner and location indicated in the Loan Agreement or wherever else Amerisource or such holder may specify.

This Note is entitled to the benefits of, and evidences the Obligations incurred under, the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, reasonable attorneys' fees and court costs.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

WAIVER OF JURY TRIAL: MAKER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN THE EVENT SUIT IS FILED TO ENFORCE THE TERMS HEREOF.

Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant

any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

In no event shall the rate herein ever exceed the highest lawful rate.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

"THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES."

BORROWER AGREES NOT TO SEND AMERISOURCE PAYMENTS MARKED "PAID IN FULL," "WITHOUT RECOURSE," OR SIMILAR LANGUAGE. IF BORROWER SENDS SUCH A PAYMENT, AMERISOURCE MAY ACCEPT IT WITHOUT LOSING ANY OF AMERISOURCE'S RIGHTS UNDER THIS NOTE, AND BORROWER WILL REMAIN OBLIGATED TO PAY ANY FURTHER AMOUNT OWED TO AMERISOURCE. ALL WRITTEN COMMUNICATIONS CONCERNING DISPUTED AMOUNTS, INCLUDING ANY CHECK OR OTHER PAYMENT INSTRUMENT THAT INDICATES THAT THE PAYMENT CONSTITUTES "PAYMENT IN FULL" OF THE AMOUNT OWED OR THAT IS TENDERED WITHOUT CONDITIONS OR LIMITATIONS OR AS FULL SATISFACTION OF A DISPUTED AMOUNT MUST BE MAILED OR DELIVERED TO "AMERISOURCE FUNDING, INC. AT THE ADDRESS LISTED ABOVE"

Flotek Industries, Inc.

By: ______________________
(Signature)

Bond Clement, Chief Financial Officer
(Printed Name and Title)

Flotek Chemistry, LLC

By: ______________________
(Signature)

Bond Clement, Chief Financial Officer
(Printed Name and Title)

JP3 Measurement, LLC

By: ______________________
(Signature)

Bond Clement, Chief Financial Officer
(Printed Name and Title)

BANK DEPOSITORY AGREEMENT

THIS BANK DEPOSITORY AGREEMENT (the "Agreement") is made and entered into on 8-14-2023 by and between Flotek Chemistry, LLC, JP3 Measurement, LLC and Flotek Industries, Inc. ("Client") and Amerisource Funding, Inc. ("Amerisource") and is expressly for the benefit of any Bank(s) or Banking Association(s) (the "Bank") selected by Amerisource for deposit of checks payable to Client.

WHEREAS, Amerisource and Client have entered into a certain Revolving Loan and Security Agreement wherein Client has authorized Amerisource to endorse checks payable to Client; to deposit checks payable to Client into accounts of Amerisource at the Bank; and to make withdrawals of funds represented by checks payable to Client from accounts of Amerisource at the Bank. Client has further authorized the Bank to honor the acts of Amerisource with respect to checks payable to Client; and

WHEREAS, the Bank has agreed to permit these transactions pursuant to the terms and conditions of this Agreement, providing that Amerisource and Client, jointly and singularly agree to, and each hereby does, indemnify the Bank for processing checks payable to Client in accordance with the terms described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned parties hereby agree as follows:

A. Client does hereby authorize and appoint Amerisource as Client's agent and attorney in fact to receive, endorse, cash and negotiate checks, drafts and other evidences of indebtedness owed to Client into the Bank and into any bank account at the Bank including bank accounts in the name of Amerisource, and to withdrawal and receive any funds from such accounts and, to satisfy any obligation, initiate debit or credit entries through the Automated Clearinghouse system to or from any deposit account maintained by Client or its guarantors wherever such account may be located. Notice of such authority, including but not limited to, a copy of this Agreement, may be provided to Bank at which any such account is located. Client and Amerisource agree that any Bank acting on instructions of Amerisource is hereby released from any liability or claim relating to or arising out of any action taken by Bank in connection with such debit or credit entries. The Bank may rely upon Amerisource's authority until such time as the Bank has actually received written notice signed by both Amerisource and by Client that the authority is terminated. In the event of such termination, the termination shall be effective thirty (30) days after actual notice to the Bank of the termination. The termination shall not affect any transaction that occurs before the effective date of the termination.

B. Client and Amerisource do hereby release, acquit, discharge and indemnify the Bank, the Bank's agents, representatives, employees, stockholders, directors and officers from all claims, causes of actions, and damages, of any kind, arising out of or in connection with, directly or indirectly, the endorsement by Amerisource of checks payable to Client; the deposit of checks payable to Client into accounts of Amerisource at the Bank; the withdrawals of funds represented by checks payable to Client from accounts of Amerisource at the Bank; and/or the negotiation by Amerisource of checks payable to Client.

C. Client and Amerisource each represent that the persons executing this Agreement on behalf of Client and Amerisource are so authorized, and that the acts have been respectively approved by the Board of Directors.

D. This Agreement has been executed and is to be performed in Houston, Harris County, Texas.

E. There have been no oral agreements made with respect to this Agreement. This written Agreement is subject to termination only, and may not be modified, altered, or changed.

F. This Agreement shall remain in full force and effect until thirty (30) days after receipt by the Bank, of written notice of revocation, by Amerisource and Client. Such revocation shall not be effective as to any transaction occurring before the effective date of the revocation.

G. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile, email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, this BANK DEPOSITORY AGREEMENT has been duly executed as of the day and year specified at the beginning.

CLIENT(S):

Flotek Chemistry, LLC

X E-SIGNED by Bond Clement on 2023-08-14 11:13:56 CDT

Name: Bond Clement

Title: Chief Financial Officer

JP3 Measurement, LLC

X E-SIGNED by Bond Clement on 2023-08-14 11:13:58 CDT

Name: Bond Clement

Title: Chief Financial Officer

Flotek Industries, Inc.

X E-SIGNED by Bond Clement on 2023-08-14 11:14:00 CDT

Name: Bond Clement

Title: Chief Financial Officer

AMERISOURCE:

Amerisource Funding, Inc.

X [signature]

Name: JOSEPH L. PAGE

Title: ~~Managing Director~~ EVP + General Counsel